Exhibit 10.31
Second Amendment
To
BorgWarner Inc. Board of Directors Deferred Compensation Plan
(As Amended and Restated Effective January 1, 2009)

The Employee Benefits Committee of BorgWarner Inc. (the “Committee”) hereby amends the BorgWarner Inc. Board of Directors Deferred Compensation Plan (As Amended and Restated Effective January 1, 2009) (the “Plan”) as set forth below.

1.	Effective August 1, 2016, Section 2.1 of the BorgWarner Inc. Board of Directors Deferred Compensation Plan (As Amended and Restated Effective January 1, 2009) is hereby amended as follows:

“2.1    “Beneficiary” shall mean the person or persons or entity designated by the Participant to receive the balance of the Participant’s Account in the event of the Participant’s death. The designation may be in favor of one or more Beneficiaries, may include contingent as well as primary designations and named or unnamed trustees under any will or trust agreement, may apportion the benefits payable in any manner among the Beneficiaries. A Participant’s designation of one or more Beneficiaries shall be made in writing in a manner designated by the Committee and shall not be effective until received by the Committee. If a Participant’s designated beneficiaries shall have predeceased the Participant, or if the Participant does not have a valid beneficiary designation form on file with the Committee, then the Participant’s spouse shall be the Beneficiary. If the Participant does not have a spouse, then the Participant’s estate shall be the Beneficiary. A Participant may change his or her Beneficiary without the consent of any Beneficiary by similar instrument in accordance with the rules and procedures established by the Committee. The beneficiary designation form received and acknowledged most recently by the Committee shall control as of any date. If concurrent Beneficiaries are named without specifying the proportion of benefits due each, distribution shall be made in equal shares to those Beneficiaries.

Unless the Participant has indicated otherwise on the beneficiary designation form, any designation of a Beneficiary identified as the Participant’s spouse shall be deemed revoked by the divorce of the Participant and such Beneficiary. Such revocation shall be effective upon receipt of acceptable documentary evidence of divorce, delivered after the Participant’s death to the Plan’s recordkeeper and/or the Committee. The Plan’s recordkeeper and/or the Committee shall not be liable for any payment or transfer made to a Beneficiary in the absence of such documentation. Notwithstanding anything to the contrary in this section, any domestic relations order submitted to and qualified by either the Plan’s recordkeeper and/or the Committee at any time prior to the final transfer and/or payment of the Participant’s account shall be deemed to constitute such acceptable documentary evidence of divorce.

To be entitled to receive any undistributed amounts credited to the Participant Account at the Participant’s death, any person or persons designated as a Beneficiary must be alive and any entity designated as a Beneficiary must be in existence at the time of the Participant’s death. In the event that the order of the deaths of the Participant and any primary Beneficiary cannot be determined or have occurred within 120 hours of each other, the Participant shall be deemed to have survived.

In the event that the death of the Participant or any Beneficiary is the result of a criminal act involving any other Beneficiary, a person convicted of such criminal act shall not be entitled to receive any undistributed amounts credited to the Participant Account.

As long as Beneficiary remains a minor, any inherited account opened for such Beneficiary shall be controlled by such person(s) demonstrated to the Committee’s satisfaction to be authorized to act on behalf of the minor. The minor’s representative may be the court-appointed guardian or conservator or a person named to serve as the minor’s representative in the Participant’s last will and testament admitted to probate or other person deemed by the Committee to be authorized to act for the minor. A minor is a person who has not yet reached the age of majority for the ownership of investments under the law of the state of the minor’s domicile. A former minor may request that the inherited account be transferred to him or her at any time after attaining the age of majority.”

The undersigned, being all of the members of the Committee, have executed this instrument as of the dates indicated below.

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